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                                      BY-LAWS

                                         OF

                             Genesis Media Group, Inc.



                                     ARTICLE I

                                      Offices

     The principal office shall be in the City of Miami, County of Dade, and State of Florida.

     The corporation may also have offices at such other places both within and without the State of Florida as the stockholders may from time to time determine or the business of the corporation may require.

                                     ARTICLE II

                                    Stockholders

     Section l.   Annual Meeting.  The annual meeting of the stockholders shall be held within the five (5) month period beginning with the first day of the last month of the fiscal year of the corporation for the purpose of transacting such business as may come before the meeting, the actual day thereof to be set forth in the Notice of Meeting or in the Call and Waiver of Notice of Meeting.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Chairman of the Board, President or Secretary at the request in writing of stockholders owning not less than one-third (1/3) of the entire capital stock of the corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

     Section 3. Place of Meeting. The Chairman of the Board may designate any place, either within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place of meeting for any annual meeting or for any special meeting of the stockholders. A waiver of notice signed by two thirds (2/3) of the stockholders entitled to vote at a meeting may designate any place, either within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.

     Section 4.   Notice of Meeting.   Written or printed notice stating the
place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the Chairman of the Board, President or the Secretary, or the officer or persons who called the meeting, to each stockholder of record entitled to


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vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. Waiver of Notice of Meeting. When stockholders who hold four-fifths (4/5) of the voting stock having the right and entitled to vote at any meeting, shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

     Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten
(10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address and number and class and series of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders.

     Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, unless otherwise provided in the Articles of Incorporation, but in no event shall a quorum consist of less than one-half (1/2) of the shares entitled to vote in attendance at the meeting. If less than a majority of the outstanding shares are represented at a meeting, automatic adjournment shall occur thirty (30) minutes after the time that the meeting was to begin.

     Section 8. Voting of Shares. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote in person for each share of voting stock held by him. No stockholder shall enter into a voting trust agreement or any other type agreement vesting another person with the authority to exercise the voting power of any or all of this stock.

     Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stockholder or by his duly authorized attorney-in-fact; but no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting.

     Section 10.   Informal Action by Stockholders.

          (a) Any action which may be taken, or is required by law to be taken, at any annual or special meeting of the stockholders may be taken without a meeting, without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock of the corporation. If any class of stock is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the stock of each class of stock entitled to vote as a class thereon and of the total stock entitled to vote thereon.

          (b) Unless all of the holders of the outstanding stock of the corporation have signed a written consent to an action in accordance with the provisions of paragraph (a) hereinabove, then within ten (10) days after obtaining such written consent, notice must be given to those stockholders who have not so consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided by Florida law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with Florida law regarding the rights of dissenting stockholders.

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                                    ARTICLE III

                               Directors and Officers

                                     Directors

     Section 1. Directors. The initial Board of Directors shall consist of one (1) member who need not be a resident of the State of Florida or shareholder of the corporation. At no time shall the corporation have more than seven (7) Directors. The number of Directors may be increased or diminished from time to time by the By-laws. However, there shall never be less than one (1).

     Section 2. Election and Term of Director(s). The directors of the corporation shall be elected annually by the Stockholders at their first meeting after each annual meeting of stockholders. If the election of directors shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each director shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided

     Section 3. Removal. Any director elected or appointed by the Board may be removed by a majority vote of the stockholders whenever in their judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by two thirds (2/3) vote of the other members of the Board of Directors for the unexpired portion of the term.

     Section 5. Duties of Directors. The Chairman of the Board, or his designee shall preside at all meetings of the Board of Directors and stockholders which he shall attend. The Board shall set policies, elect officers, establish major operating controls, oversee the operation of the corporation and shall have such powers and duties as usually pertain to their office, specifically conferred by law, by the Articles of Incorporation, by these By-Laws, or as may be assigned to them from time to time by the stockholders.

     Section 6. Compensation of Directors The stockholders shall establish the compensation policy for directors at their annual meeting.



                                      Officers

     Section 7. Number and Qualifications of Officers. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. Two
(2) or more offices may be held by the same person.

     Section 8. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at their first meeting after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.


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      Section 9. Removal.  Any officer elected or appointed by the Board of
Directors may be removed by the Board of Directors whenever in their judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 10. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 11.   Duties of Officers.    The President shall be the chief
executive officer of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these By-Laws, or as may be assigned to them from time to time by the Board of Directors.

     Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a stockholder of the corporation.

     Section 13. Delegation of Duties. In the absence of or disability of any officer of the corporation or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer for the time being.

                                     ARTICLE IV

              Indemnification of Directors, Officers and Other Persons

     The corporation shall, and does hereby indemnify any person made a party to an action, suit or proceeding, whether civil or criminal, brought to impose a liability or penalty on such person in his capacity of director, officer or employee of the corporation, or of any other corporation which he served as such at the request of the corporation, against judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such director or officer acted in good faith in the reasonable belief that such action was in the best interests of the corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself create a presumption that any director or officer did not act in good faith in the reasonable belief that such action was in the best interest of the corporation or that he had reasonable ground for belief that such action was in the best interest of the corporation or that he had reasonable ground for belief that such action was unlawful. The foregoing rights of indemnification shall apply to the heirs, executors and administrators of any such, director, officer or employee and shall not be exclusive of other rights to which any provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or otherwise apply.

                                     ARTICLE V

                               Certificates of Stock

     Section 1. Certificates for Shares. Every holder of stock in the corporation shall be entitled to have a certificate, signed by a President or a Vice President or the Secretary or an Assistant Secretary, exhibiting the holder's name and certifying the number of shares owned by him in the corporation. The certificates shall be numbered and entered in the books of the corporation as they are issued.


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      Section 2.   Transfer of Shares.  Transfers of shares of the corporation shall be made upon its books by the holder of the share in person or by his lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

     Section 3. Facsimile Signature. Where a certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation itself or an employee of the corporation, or the President, Vice President, Secretary or Assistant Secretary's facsimile signatures have been used, if such persons shall cease to be such officer or officers of the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate of certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

     Section 4. Lost Certificate. The President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of new certificate or certificates, the President may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as he may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 5. The corporation is authorized to issue only one class of stock, and all issued stock shall be held of record by not more than thirty five persons. Stock shall be issued and transferable only to natural persons who are not nonresident aliens.

                                     ARTICLE VI

                                    Record Date

     The stockholders are authorized, from time to time, to fix in advance a date, not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, or not more than sixty (60) days prior to the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment, or to exercise the rights in respect of any such change, conversion or exchange of stock; or to give such consent, as the case may be; and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


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                                    ARTICLE VII

                                     Dividends

     The stockholders may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Dividends may be paid in cash, in property, or in share of stock, subject to the provisions of the Articles of Incorporation and to law.

                                    ARTICLE VIII

                                    Fiscal Year

     The fiscal year of the corporation shall be the twelve (12) month period selected by the stockholders as the taxable year of the corporation for federal income tax purposes.

                                     ARTICLE IX

                                        Seal

     The corporate seal shall bear the name of the corporation, which shall be between two concentric circles, and in the inside of the inner circle shall be the calendar year of incorporation, an impression of said seal appearing on the margin hereof.

                                     ARTICLE X

                            Stock in Other Corporations

     Shares of stock in other corporations held by this corporation shall be voted by such officer or officers of this corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board of Directors.


                                     ARTICLE XI

                                     Amendments

     These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the stockholders.

                                    ARTICLE XII

                    Restriction on Alienation of Shares of Stock

     The stockholders of the corporation may enter into an agreement among themselves for restrictions upon the alienation of shares of stock in the corporation. In such a case, the stock certificates issued by the corporation shall bear appropriate restrictive legends on their face, the corporation shall be a party to those agreements, and a copy of the agreements shall be maintained in the records of the corporation by its Secretary.


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                                    ARTICLE XIII

                        Reimbursement of Disallowed Expenses

     The corporation may reimburse its officers, employees, or agents for expenses incurred on behalf of the corporation in accordance with its policies and procedures instituted by the stockholders from time to time. In no event shall the corporation be obligated to reimburse any expense which is inconsistent with the guidelines contained in the Internal Revenue Code of 1954, as amended. In the event the corporation reimburses any expense which is subsequently disallowed in whole or in part as a deductible expense by the Internal Revenue Service, that expense shall be reimbursed by such officer, employee, or agent, to the corporation to the full extent of such disallowance. Reimbursement of such disallowed amounts may, subject to the determination of the stockholders, be withheld in proportionate amounts from the future compensation payments due from the corporation until the amount owed to the corporation has been recovered.